    EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

    Bio-Rad Laboratories, Inc.
    (In thousands, except per share data)

                                                                Three Months Ended
                                                                     March 31,
                                                                 1994        1993
       Computation for Consolidated Statements of Income:

         Net income                                            $ 4,705     $ 3,245
                                                               =======     =======

         Weighted average common shares                          8,045       7,960
                                                               =======     =======

         Earnings per share                                      $0.58       $0.41
                                                               =======     =======

     Additional Primary Computation (1):
         Weighted average common shares per above                8,045       7,960
         Add-Dilutive effect of outstanding options
              (as determined by the application of
              the treasury stock method)                             6           0

         Weighted average common shares, as adjusted             8,051       7,960
                                                               =======     =======

         Primary earnings per share                              $0.58       $0.41
                                                               =======     =======

    Fully Diluted Computation (1):
         Weighted average common shares per above                8,045       7,960
         Add-Dilutive effect of outstanding options
              (as determined by the application of
              the treasury stock method)                             8           0


         Weighted average common shares, as adjusted             8,053       7,960
                                                               =======     =======

         Fully diluted earnings per share                        $0.58       $0.41
                                                               =======     =======

     [FN]
     (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.